Exhibit 3.1

Filed in the Office of	Business Number E0182752011-5
Filing Number 20233669385
Secretary of State State Of Nevada	Filed On 12/1/2023 1:42:00 PM
Number of Pages 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: CLS Holdings USA, Inc. Entity or Nevada Business Identification Number (NVID): NV20111219661
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

☐(Check only one box)        ☐  incorporators       ☐  board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

(If amending, complete section 1, 3, 5 and 6.)
☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88.46%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.                        ☐ Dissolution

☐ The purpose of the entity has been amended.          ☐ Merger

☐ The authorized shares have been amended.             ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Revised 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Effective Date and Time: (Optional)	Date: 12/01/2023 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 4 shall be amended as set forth on Exhibit A

                     (attach additional page(s) if necessary)

6. Signature: Required)

X  /s/ Andrew Glashow                                                         CEO and Chairman of the Board

Signature of Officer or Authorized Signer                         Title

X

Signature of Officer or Authorized Signer                        Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Revised 8/1/2023

Exhibit A

The introductory paragraph of Article IV is amended to read as follows:

“The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Three Hundred Fifty Million (350,000,000), consisting of (i) three Hundred Forty-Five Million (345,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:”

[REMAINDER OF ARTICLE IV IS NOT AFFECTED]